UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

ALCOA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Alcoa Your vote is needed!Dear Stockholder, We are pleased to inform you that we are preparing for our upcoming 2026 Annual Meeting of Stockholders, which will be held on May 6, 2026. Enclosed are the proxy materials, which describe in detail the proposals to be voted on at the 2026 Annual Meeting of Stockholders. We recommend that you review them carefully. Please vote on the proposals in accordance with the Board of Directors' recommendations in the proxy materials using one of the voting methods described below. Sincerely, Alcoa Corporation FOUR WAYS TO VOTE ONLINE WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.PHONE WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.QR CODE WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. MAIL VOTE PROCESSING Mark, sign and date your proxy card and return it in the postage-paid envelope provided.P44904-LTR

Let’s Vote on it.Let your proxy vote be heard. Alcoa YOUR VOTE MATTERS. We’ve made it easy, so take two minutes right now on any device you prefer.PHONE TABLET PC Go to: Proxyvote.com Go to: Proxyvote.com P44904-EPB